Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
          We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-138888, 333-155671 and 333-155673) and on Form S-8 (No. 333-91141, 333-54118, 333-74920, 333-122806 and 333-141185) of Plains All American Pipeline, L.P. of our report dated March 11, 2009 relating to the consolidated balance sheet of PAA GP LLC, which appears in this Current Report on Form 8-K.
PricewaterhouseCoopers LLP
Houston, Texas
March 11, 2009